Exhibit 10.3

January 1, 2012

Recycool, Inc.
931 13th Ave. SE
Forest Lake, MN 55025

RE:  Amendment No. 2 to Asset Purchase Agreement (Closing)

Dear Kurt, Marty, and Dennis:

This letter (“Letter”) confirms our agreement to amend and supplement the Asset Purchase Agreement (the “Agreement”) dated December 16, 2011 by and among Recycool, Inc. (“Seller”), Marty Rosauer, Kurt Rosauer, Dennis Scott (Marty Rosauer, Kurt Rosauer, and Dennis Scott collectively known as “Selling Principals”), GlyEco Acquisition Corp #1 (“Buyer”), and GlyEco, Inc. (“Parent Company”) (all entities and individuals collectively referred to as “Parties”).   All terms not defined herein shall have the meanings in the Agreement.

The Parties agree to the following:

•	Any overage in Net Working Capital under Section 3.2(B)(1) will be exchanged for additional Shares of Parent Company (at $1/share).

•	Based upon Seller’s representations, Parties have calculated Net Working Capital to be $63,878, including $19,999 cash, $33,489 accounts receivable less than 90 days, and $10,390 inventory.

•
Seller has paid $1,719 for January 2012 rent to Bolger Family Partnership, LLP.  In consideration of Seller’s payment of the rent, Parent Company will issue an additional 1,719 Shares in aggregate, distributed among the Selling Principals pro-rata in accordance with the manner Shares are issued among the Selling Principals under the terms of the Agreement.

•
Based upon the addition of Seller’s consideration for $1,719 rent and $8,153 for the Audit Fee (in Amendment No. 1 to Asset Purchase Agreement dated December 27, 2011), and a Net Working Capital calculation of $63,878, the current Purchase Price is $543,750.  This Purchase Price may change depending on confirmation of the Net Working Capital calculation and other issues that may arise.

•	Parent Company will issue and distribute Shares to Selling Principals according to the Schedule of Distribution of Shares attached hereto.

•	Based upon the final Purchase Price of $543,750 as stated above, the Allocation of the Purchase Price under Section 3.3 will be as follows:

1.
$465,706 in identifiable assets net of assumed liabilities (including $19,999 Cash, $10,390 Inventory, $33,489 Accounts Receivable, $401,700 Equipment, $5,000 Customer List, $5,000 Trade name and other intellectual property, and minus $9,872 assumed liabilities); and

2.	$78,044 goodwill.

•	Seller has provided Financial Statements as described in Section 6.7. Seller will provide year-end Financial Statements within 15 days after Closing.

All other terms and conditions of the Agreement remain unchanged.

“SELLER”	“BUYER”
RECYCOOL, INC. a Minnesota corporation	GLYECO ACQUISITION CORP. #1, an Arizona corporation

By: /s/ Marty Rosauer	By: /s/ John d’Arc Lorenz
Name: Marty Rosauer	John d’Arc Lorenz, II, Chairman and CEO
Title: President
Dated: December 28, 2011

“SELLING PRINCIPALS”	“PARENT COMPANY”
GLYECO, INC., a Nevada corporation

/s/ Kurt Rosauer
KURT ROSAUER, an individual	By: /s/ John d’Arc Lorenz
Dated: December 28, 2011	John d’Arc Lorenz, II, Chairman and CEO

/s/ Marty Rosauer
MARTY ROSAUER, an individual
Dated: December 28, 2011

/s/ Dennis Scott
DENNIS SCOTT, an individual
Dated: December 28, 2011